First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




September 25, 2003


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 761

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
108463 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President